                                                                   EXHIBIT 10.35
                                    REDACTED
                     CONFIDENTIAL TREATMENT REQUESTED = [*]

FACSIMILE PRODUCT DEVELOPMENT AGREEMENT
BY AND BETWEEN
JETFAX, INC.  AND XEROX CORPORATION



This Facsimile Product Development Agreement (the "Agreement") is entered into and is effective as of November 23, 1994 (the "Effective Date"), by and between JetFax, Inc., a Delaware Corporation having its principal place of business at 1376 Willow Road, Menlo Park, California 94025 ("JetFax"), and Xerox Corporation, a New York corporation having its principal place of business at 800 Long Ridge Road, Stamford, Connecticut 06904-1600 ("Xerox").

WHEREAS, JetFax desires, upon the terms and conditions set forth in this Agreement, to perform certain Services and provide certain Hardware Designs, Bill of Materials and Source List and Software (as hereinafter defined); and

WHEREAS, Xerox desires to perform certain Services as more fully set forth herein;

NOW, THEREFORE, it is agreed by and between the parties as follows:

AGREEMENT
1.        DEFINITIONS

1.1 "Acceptance" shall mean the date of acceptance pursuant to Section 4.2(c) hereof.

1.2 "Bill of Materials and Source List" shall mean the identification by manufacturer and model of certain components and the source from which such components compliant with the Specifications may be obtained.

1.3 "Errors" shall mean: (i) reproducible defects in any Deliverable which causes it not to function in conformance with the Specifications, and (ii) Software miscoding which results in the Software failing to function in conformance with the Specifications, if such failure is reproducible.

1.4       "Hardware Designs" shall mean those [*].

1.5 "JetFax Deliverables" shall mean, collectively or individually, JetFax developed Software, Hardware Designs, and Bill of Materials and Source List. A more detailed description of the JetFax Deliverables and the requirements for same are set forth in Exhibit A to this Agreement.

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

1.6       "Product" shall mean the [*].

1.7 "Project Schedule" shall mean the schedule of events and coordinate time for the parties' performance under this Agreement, as set forth in Exhibit D.

1.8 "Services" shall mean the work and labor necessary for the performance of the respective obligations of the parties to this Agreement.

1.9 "Software" shall mean software object code, as set forth in Exhibit A, designed in accordance with the Specifications.

1.10 "Specifications" shall mean the engineering, operational and/or functional descriptions, details and requirements for the Product and the Software and Hardware Designs, as set forth in Exhibits A and B as the same may be modified as provided herein. Included are any standards for performance or operation of the item to which such Specifications pertain.

1.11      "User Interface" shall mean a [*].

1.12 "Xerox Affiliates" shall mean Xerox Canada, Inc., Rank Xerox Ltd., Fuji Xerox Ltd., and any subsidiary or affiliate at least 40% of the ownership of which is held directly or indirectly by Xerox, Xerox Canada Inc., Rank Xerox Ltd., or Fuji Xerox Ltd.

1.13      "Xerox Deliverables" shall mean [*].

2.             SCOPE OF WORK

2.1 Services. Upon the terms and conditions set forth in this Agreement, jetfax and Xerox agree to perform the Services in accordance with Exhibits A and B, respectively. Each party will be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for the completion of its portion of the Services, except as otherwise set forth in this Agreement.

2.2            Progress Reports.
               Each party hereto shall provide the other party with progress reports, as reasonably requested by the other party, starting after the Effective Date and ending on the date of

Acceptance. Each report shall be in such form and contain such information as may be mutually agreed by the parties, including but not limited to, progress to current scheduled milestones, description of any problems in meeting milestone, and if problems, proposed recovery methods.

2.3       Agency Approvals.         The parties agree that JetFax shall be
          ----------------
responsible for any and all engineering and development work with respect to the JetFax Deliverables necessary for obtaining any required governmental or necessary private agency approvals or certifications for the Product (such as, by way of example and not limitation, Underwriter's Laboratories, CSA, U.S. F.C.C. regulations parts 15 and 68) in the United States and Canada. The actual costs (including protesting consultant fees and expenses and testing costs and expenses) and filing fees for the submission for such approvals in the United States and Canada and such other jurisdictions as the parties mutually agree in writing they shall enter are to be borne by Xerox. In addition to the foregoing, for the period ending on the date that is 24 months from the Effective Date, JetFax agrees to use its reasonable efforts to design the JetFax Deliverables to meet the agency approval requirements of other jurisdictions. JetFax further agrees to use its reasonable efforts to provide design services with respect to the JetFax Deliverables, after such 24 month period, if necessary in conjunction with any changes required by jurisdictions in which agency approvals have been obtained during such 24 month period. In order for JetFax to perform its reasonable efforts obligations hereunder, Xerox shall provide JetFax with customary English language summaries of the specifications of each individual jurisdiction's requirements where agency approval is to be sought. Xerox shall provide all reasonable assistance to Jet Fax for obtaining approvals and certifications, including use by JetFax of any relevant testing, test results, documents, applications and approvals and certificates with regard to the Product. Xerox shall bear f he cost of any JetFax travel, lodging and related expenses incurred in support of approval activities in connection with the Product. Except as set forth above, all costs for agency approvals for other jurisdictions shall be borne fully by the party seeking such approvals, unless otherwise mutually agreed. If is further agreed that after such 24 month period, JetFax agrees to provide such design services as may be requested by Xerox to meet the requirements of any jurisdiction. Xerox agrees to compensate JetFax at customary rates for such design services rendered after the end of such 24 month period.

2.4       Bill of Materials and Source List Approval.  The Bill of Materials and
          ------------------------------------------
Source List shall be subject to review and approval by Xerox, and all component vendors providing materials set forth on the Bill of Materials shall be subject to qualification as a vendor to Xerox under Xerox standards for vendor certification then in effect. Such approval shall not be unreasonably withheld. Xerox reserves the right to make final selection of component vendors. Notwithstanding anything to the contrary contained herein, neither such Xerox approval nor such vendor qualification shall be a basis for any rejection pursuant to Section 4.2(a) or Section 4.3, or condition precedent to, or a basis for any delay in, Acceptance hereunder and any component vendor approved and/or qualified by Xerox under or in connection with the Facsimile Product Development Agreement between the parties dated as of June 9, 1994 shall be deemed to be approved and qualified by Xerox hereunder.

2.5       Software.Etc. Escrow.  Promptly after the Effective Date, JetFax shall
          --------------------
place with an independent third party escrow agent acceptable to Xerox one complete set, under seal, of source code, object code and supporting documentation for any and all Software, ASICS, FPGAS, and any other programmable devices (including their schematic capture and VHDL files, their ACTEL files, test patterns and test parameters and timing diagrams, to the extent available to JetFax, used to confirm the d6sign) included in the JetFax Deliverables (the "Escrowed Materials"). The Escrowed Materials shall be retained in strict confidence by the chosen escrow agent under the terms of the escrow agreement (which escrow agreement shall be mutually acceptable to both JetFax and Xerox and consistent with the terms of this Section 2.5) and the escrow agent shall not disclose the Escrowed Materials to Xerox except pursuant to this Section
2.5. All costs associated with the escrow, including any fees of the escrow agent, shall be borne by Xerox. In the event one of f he events set forth below occurs, Xerox may, at its option, notify the escrow agent of such event and request the release of the Escrowed Materials to Xerox. Xerox shall simultaneously notify JetFax pursuant to Section 14.11 of this Agreement of such notification to the escrow agent, specifying the basis upon which such request for the release of the Escrowed Materials is based. In addition, the escrow agent shall notify JetFax of the Xerox request for the release of the Escrowed Materials. The escrow agent shall, only after fen (10) calendar days have passed from the date Xerox' notice to JetFax hereunder is given (pursuant to
Section 14.11 of this Agreement), release the Escrowed Materials to Xerox unless such action is prohibited by order of a court of competent jurisdiction. The only events which shall entitle Xerox to request the release of the Escrowed Materials are as follows: (i) JetFax ceases to support and maintain the Software and Hardware Designs as required pursuant to the terms of Section 4.4 of this Agreement and such failure remains uncured for a period of sixty (CO) days offer written notice thereof from Xerox, or (ii) the specified items of the Software or Hardware Designs listed on the Project Schedule to be performed by JetFax fail to be accepted pursuant to Section 4.2(a) and (b) within ninety (90) days of the applicable Milestone Dates therefore set forth in the Project Schedule due primarily to the failure of JetFax to perform its obligations under this Agreement, or (iii)JetFax grants its prior written consent to such release, or
(iv) a Petition is filed by or against JetFax under Chapter 7 of the Bankruptcy Act of the United States and such Petition is not discontinued, vacated or terminated within sixty (60) days. Xerox
4
          shall use such released Escrowed Materials solely for the purpose of maintenance and support of the Product or, in the event subparagraph (ii) of this Section 2.5 shall occur, for the purpose of maintenance, support and production and Xerox completion of development of the Product and for the uses stated in the second paragraph of Section 5.1 (b). Any Xerox use of the Escrowed Materials will be subject at all times to the terms and conditions of this Agreement. JetFax agrees to update and maintain monthly the Escrowed Materials held in safekeeping by the selected Escrow Agent to reflect all changes made to the Escrowed Materials pursuant to the terms of this Agreement.



3.        DESIGN REVIEW AND SPECIFICATION CHANGES

3.1       Design Review.  The parties agree to promptly meet at the request of
          -------------
either party with respect to any material issues a party may have with the performance of the other party of its obligations under this Agreement.

3.2       Changes to the Specification.  Each party is entitled to request
          ----------------------------
modifications in the form of changes or additions to the Specifications at any time during the term of this Agreement. Such requests shall be submitted in writing, and shall not be deemed or considered binding unless accepted by the other party in writing. If any such modification of the Specifications is agreed, the parties will negotiate an equitable adjustment to the Agreement, including the apportionment of any additional development, testing or tooling costs. Upon mutual agreement to any change to the Specifications, both parties will proceed with the implementation of the prescribed changes, and the Specifications and other Exhibits to the Agreement shall be modified accordingly to reflect such agreed upon changes.

3.3       Modification to Specifications.  JetFax and Xerox agree that upon
          ------------------------------
acceptance of each Deliverable pursuant to Section 4.2 and upon Acceptance the Specifications shall be modified as necessary to conform to the Deliverables, as accepted, excepting mutually agreed (in writing) deviations from the Specification which require additional development work to achieve conformance to the Specification. After and upon acceptance of each Deliverable pursuant to
Section 4.2 and after and upon Acceptance, the term "Specifications" as used herein shall refer in all cases to the Specifications as so modified.

4.        DELIVERABLES AND DELIVERY; ACCEPTANCE; AND REJECTION

4.1       Deliverables..             Xerox and JetFax agree to use reasonable
          -------------
efforts to perform their respective Services and deliver their respective Deliverables in accordance with the Project Schedule (Exhibit D). Each party's obligation shall be contingent upon the other party successfully providing any prerequisite Deliverable (as specified in the Project Schedule) in a timely fashion in accordance with the Specifications for same. All Deliverables shall be delivered by the times set forth in the Project Schedule and stated dates are date of delivery unless otherwise specified. The parties shall use such Deliverables for testing and acceptance and marketing purposes only and shall not sell, lease or transfer the same to any third party.

4.2       Acceptance.
          ----------

(a) Each party, with the reasonable assistance of the other party if requested, will examine and test each respective Deliverable (and/or item thereof) as specified on the Project Schedule of the other party upon delivery. Each receiving party shall, as soon as reasonably practicable following the delivery of same, but in no event later than fifteen (15) business days offer receipt of notice of delivery: (i) accept the Deliverable (or item thereof) and so inform the other party in writing; or (ii) if the Deliverable (or item thereof) contains material Errors, reject f he Deliverable (or item thereof) and provide the other party with a written statement of such material Errors. The failure of a party to respond within the specified fifteen (15) day period shall be deemed acceptance of the Deliverable (or item thereof), but shall not limit the provisions of
     Section 4.4 hereof. Either party may request a reasonable extension in the time to complete such testing if the same is required under the circumstances, and both parties shall reasonably consider such requests, provided that no such extension shall be effective unless in writing and signed by a duly authorized representative of the party granting such extension.

(b) The developing party will promptly correct the material Errors set forth in the statement of material Errors with respect to any Deliverable (or item thereof) and redeliver the Deliverable (or item thereof) to the receiving party within such reasonable period of time as may be agreed upon by JetFax and Xerox with regard to all circumstances affecting the Product or the Deliverables. The receiving party shall, as soon as reasonably practicable after such redelivery but in no event later than fifteen (15) business days thereafter, accept or reject the redelivery in accordance with the procedure set forth in Section 4.2(a), which procedure shall be repeated until the Deliverables are accepted or the receiving party invokes the provisions of Section 4.3 hereof.

(c) "Acceptance" shall be deemed to occur upon the earlier of (i) acceptance, pursuant to this Section 4.2, of all JetFax and Xerox Deliverables (as specified in the Project Schedule) or (ii) the first sale, lease, license or other distribution or transfer of a unit of Product by Xerox to a customer or other third party other than solely for test purposes. The date of such Acceptance shall be deemed the "date of Acceptance." Notwithstanding anything to the contrary contained herein, Acceptance shall not be conditioned upon any design or development of the JetFax Deliverables to meet any criteria of any agency approvals other than those of the United States or Canada.

(d) The parties further agree that in the event a dispute arises as to whether any Deliverable (or item thereof) is acceptable under the procedure set forth in Sections 4.2(a) and 4.2(b), and the parties are unable after good
                                                                           ----
     faith negotiation to resolve such dispute, the parties agree to submit the acceptability of any such Deliverable (or item thereof) to Genoa Technology, Inc., or other independent third party mutually acceptable to the parties, who shall test such Deliverable (or item thereof) and determine if such Deliverable (or item thereof) is acceptable as set forth in Sections 4.2(a) and 4.2(b). The determination of such independent third party shall as to the acceptance or rejection of any Deliverable (or item thereof), be deemed final. The cost, if any, of employing such independent third party shall be borne by f he losing party.

4.3 Rejection. Should any Deliverable fail to be accepted after the final delivery of that Deliverable pursuant to Section 4.2(b) then the parties shall promptly meet in accordance with Section 3.1 to resolve the problem. Any subsequent rejection of the same Deliverable (unless otherwise resolved pursuant to Section 4.2(d)) shall be deemed a breach of this Agreement by such delivering party, and the non-breaching party may elect to terminate this Agreement pursuant to Section ll.l(a) hereof, or may elect to accept further resubmission of the applicable Deliverable.

4.4 Error Fixes. JetFax shall at its expense, from the Effective Date until the date that is eighteen (18) months from the date of Acceptance, use its reasonable efforts promptly to correct documented and reproducible material Errors in the Software and Hardware Designs which are reported in writing by Xerox to JetFax. Provided, however, that prior to Acceptance, this obligation shall apply only to Deliverables (or items thereof) that have been delivered by JetFax in accordance with the Project Schedule. Xerox shall provide such assistance in correction as JetFax may reasonably request. All such corrections to the Software and Hardware Designs shall be deemed to be included in the licenses granted under Section 5.1 hereof, and copies of any such corrections shall be promptly furnished in source code to the escrow agent set forth in
Section 2.5 of this Agreement.  JetFax will have no obligation under this
Section 4.4 with respect to any Error in the Software or Hardware Designs caused by any person or entity other than JetFax or its sources identified on the Bill of Materials and Source List and JetFax is not obligated to correct any Errors in the Software unless such Error or defect causes the Software to fail to function in conformance with the Specifications as defined in Section 3.3 herein.

4.5       JetFax Support.  JetFax further acknowledges and agrees that, for a
          --------------
period of one (1) year following Acceptance and subject to the provisions of this Section 4.5, it shall provide Xerox with such reasonable engineering support as Xerox shall reasonably request, necessary for the manufacture of the Product. All travel, lodging and associated expenses (save salary and benefits of JetFax employees) shall be borne by Xerox. In addition, after the one (1) year period following Acceptance, Xerox shall pay JetFax the reasonable and customary personnel, service and related charges for any such support provided by JetFax.

5         OWNERSHIP RIGHTS AND LICENSES

5.1       Software and Hardware Designs, Etc.
          ----------------------------------

(a) Subject to the terms and conditions of this Agreement, JetFax hereby grants to Xerox, effective only upon and after the date of Acceptance, a nonexclusive, perpetual (except if terminated pursuant to Section 11.1 herein), worldwide license to the Software, the Hardware Designs, and any other JetFax confidential information disclosed to Xerox under this Agreement and necessary or useful for the following licensed activities (and JetFax intellectual property corresponding to the above recited items), to manufacture or have manufactured, the Product and to use and distribute and sell and service the Product.

Provided however, if the Escrowed Materials are released to Xerox pursuant to
Section 2.5 of this Agreement, the above license as it applies to the Product shall automatically extend, if and only if there has not been Acceptance, to enable Xerox to complete the Product and shall automatically encompass all of the Escrowed Materials. In such event, the royalty set forth in Section 6.2(a) of this Agreement in the sum of $21.00 (reduced, if applicable as set forth in such Section 6.2(a)) shall also apply to such license. In such event, JetFax shall promptly and fully disclose the fully or partially completed JetFax Deliverables to Xerox, but shall have no further obligations under Sections 2.1, 2.3, 2.5, 4.1, 4.4 and 4.5 of this Agreement.

(b) The Software and the Hardware Designs are confidential information of JetFax subject to the CDA defined in Section 8.1 of this Agreement and shall be used by Xerox solely in connection with the Product in accordance with the terms of this Agreement. Subject to the terms and conditions of this Agreement, JetFax hereby grants to Xerox a nonexclusive, perpetual (except if terminated pursuant to Section 11.2(a) of this Agreement), worldwide license (with the Xerox right to sublicense Xerox Affiliates) to the Hardware Designs (excluding the ASICs and the Field Programmable Gate Arrays (FPGAS) themselves and a majority of the designs of each such ASIC or FPGA), and any other confidential information of JetFax disclosed to Xerox under this Agreement (excluding the Software and the above excluded items) and necessary or useful for the following licensed activities (and JetFax intellectual property corresponding to the above recited licensed items) to manufacture or have manufactured any other products (i.e. products other than the Product) and to use and distribute and sell and service such other products. Provided, however, notwithstanding any sublicense made pursuant to the above right to sublicense, Xerox shall remain fully liable for compliance with all of its obligations under this Agreement, including without limitation the payment of all royalties.

Provided however, if the Escrowed Materials are released to Xerox pursuant to
Section 2.5 of this Agreement, the above license of this Section 5.1 (b) shall automatically extend, if and only if there has not been Acceptance, to include all fully or partially completed JetFax Deliverables including Software, ASICS, and FPGAs and shall automatically encompass all of the Escrowed Material. To the extent that Xerox uses a material amount of such extended materials (not already included in the license in the immediately preceding paragraph) under this extended license, Xerox shall be obligated to pay the royalty as set forth in the last sentence of Section 6.2(b) of this Agreement.

(c) For the confidence period of the CDA defined in Section 8.1 of this Agreement, Xerox shall not alter, reverse engineer, decompile or disassemble the Software or the ASICs and the FPGAs included in the Hardware Designs, and Xerox may copy the Software, the Hardware Designs, and any other confidential information of JetFax which is disclosed to Xerox only as necessary for the exercise of the licenses granted in Sections 5.1 (a) and 5.1 (b) and/or the provisions of Section 2.5. JetFax retains its ownership rights in and to the Software, Hardware Designs, and corresponding intellectual property.

(d) Subject to the terms and conditions and for the purposes of this Agreement, Xerox hereby authorizes JetFax to use the Xerox Deliverables and any other Xerox confidential information disclosed to JetFax under this Agreement and necessary or useful for the following activity (and Xerox intellectual property corresponding to the above recited items) to develop the JetFax Deliverables. During the term of this Agreement, JetFax may reverse engineer, decompile or disassemble any software provided by Xerox only as necessary for f he development of the JetFax Deliverables.

5.2 Product. Xerox retains its ownership rights in and to any and all intellectual property contained in the Xerox Deliverables.

5.3       Third Party Confidential Disclosure Agreements.         Prior to
          ----------------------------------------------
disclosing any JetFax Deliverables to any third party (including Goldstar) in connection with Xerox' "have manufactured" license pursuant to Section 5.1 (a), Xerox shall procure from such third party a Confidential Disclosure Agreement (substantially similar to the CDA as defined in Section 8.1) naming JetFax and such third party as parties thereto.

                     CONFIDENTIAL TREATMENT REQUESTED = [*]
6.        PAYMENTS

6.1       Advance Royalty.
          ---------------

(a) In consideration for the Services to be performed by JetFax hereunder, Xerox agrees to pay to JetFax a nonrefundable advance royalty payment of [*], payable in those increments and upon completion of the C1, C2, C3 and C4 Milestones as set forth in the Project Schedule set forth in Exhibit D.

(b) JetFax agrees to provide to Xerox, upon request, audited financial statements for the JetFax accounting year of 1993 as well as quarterly financial statements (audited if available) for each accounting quarter of 1994 and 1995 (prior to the date of Acceptance). Any and all such information provided to Xerox shall be deemed Confidential Information subject to the provisions of the CDA as defined in Section 8.1.

(c) In the event that JetFax fails to meet any of the last three (3) Milestone Dates set forth in the Project Schedule by more than fifteen (15) calendar days and such failure is due primarily to the fault of JetFax, the amount of the incremental advance royalty payment corresponding to such missed Milestone Date shall be reduced by [*].

6.2       Royalty Payments.
          ----------------

(a) In further consideration of the Services performed hereunder and the licenses granted herein by JetFax, Xerox shall pay JetFax a royalty, with respect to each and any sale, lease, license or other distribution or transfer of a unit of Product to a customer or other third party (including any Xerox Affiliates) (and excluding up to [*] production units of Product to be internally used by Xerox, which units shall be without royalty), in an amount equal to [*] for each such unit sold, leased, licensed or otherwise distributed or transferred. [*]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

(b) In further consideration of the Services performed hereunder and the licenses granted herein, Xerox shall pay JetFax a royalty, with respect to each and any sale, lease, license or other distribution or transfer to a customer or other third party (including Xerox Affiliates) of a unit of any product (other than the Product) with respect to the design or manufacture of which all or part of that portion of the Hardware Designs licensed to Xerox pursuant to Section 5.1 (b) and/or any corresponding JetFax intellectual property, or any of her JetFax confidential information disclosed to Xerox and/or any corresponding JetFax intellectual property have been used, in an amount equal to [*] for each such unit sold, leased, licensed or otherwise distributed or transferred. The above royalty shall be payable, for JetFax information only if the information used was subject to Clause 2 of the CDA defined in Section 8.1 of this Agreement when such information was first communicated to Xerox by JetFax (provided, however, all parts drawings and schematics for circuit boards are, and shall be, deemed to have been subject to Clause 2 of the CDA when first communicated to Xerox by JetFax), and only for units sold, leased, licensed or otherwise distributed or transferred within five (5) years after the Effective Date of this Agreement. Two-thirds of such royalties payable by Xerox under this Section 6.2(b) shall be applied against the prepaid royalty set forth in Section 6.1 (b) (and the remaining third of such payment shall be made to JetFax) until such time as the prepaid royalty is fully offset. The total of all royalties payable pursuant to this Section 6.2(b) shall not exceed [*] in the aggregate. When the Section 6.2(b) royalties paid to JetFax reach the sum of [*], the license set forth in Section 5.1 (b) to Xerox shall automatically become royalty free and paid up. For units sold, leased, licensed or otherwise distributed or transferred after the five (5) year period referred to above in this Section 6.2(b), the license to Xerox set forth in Section 5.1 (b) shall automatically become royalty free and paid up. No royalties payable pursuant to Section 6.2(a) shall be subject to, nor included in the calculation of, the royalty cap of this Section 6.2(b). Provided, further, in the event Xerox shall use a material amount of any of the Escrowed Materials not included in the license under the first paragraph of Section 5.1 (b) in products under the license set forth in the second paragraph of Section 5.1(b) of this Agreement, Xerox shall pay to JetFax the royalty amount set forth in Section 6.2(a) and not the royalty set forth in this Section 6.2(b) provided however, that for uncopyrighted and unpatented such materials the sentence "the above royalty(s) ... of this Agreement," above in this Section 6.2(b) shall apply.

(c) All royalty payments as specified in Sections 6.2(a) and (b) shall be paid by Xerox to JetFax monthly until such time as the prepaid royalty is totally offset pursuant to Section 6.2(a), and quarterly thereafter (beginning with the first full calendar quarter) within thirty (30) days after the end of each month or calendar quarter, as applicable and shall be due and payable with respect to each and all units sold, leased, licensed, or otherwise distributed or transferred, without regard to whether or not Xerox shall have received payment with respect thereto.

(d) JetFax acknowledges and agrees that Xerox shall have the right, without the payment of any additional royalty, to remanufacture units of the Product returned from its customers for any reason, and to resell or release the same to its customers.

(e) Xerox shall pay to JetFax interest (at the prime rate of interest as published in the Wall Street Journal Eastern edition on the last business day of each month plus five percentage points (prime% + 5%)) on any amounts payable by Xerox to JetFax hereunder if such amounts are not paid within, five (5) business days of the applicable due date thereof.


7.        REPRESENTATIONS AND INDEMNIFICATION

7.1       Representations.         Each party represents and warrants that:
          ---------------

(a) if has full right and authority to enter into this Agreement, to perform its obligations hereunder; and

(b) if has full right and authority to grant the rights granted to the other party herein.

7.2       Xerox' Infringement Indemnity.
          -----------------------------
(a) Subject to the terms hereof, Xerox agrees to indemnify, defend and hold JetFax harmless from and against any claim or suit alleging that the Xerox Deliverables and/or the User Interface (including, without limitations the interface to the User Interface software as set forth in Exhibit A) infringes any patent rights, copyrights or other proprietary rights of any third party when used for their intended purposes in conjunction with the Product and/or development of the JetFax Deliverables; provided that: (i) JetFax gives Xerox prompt notice in writing of any such suit and permits Xerox, through counsel of its choice, to answer the charge of infringement and defend such claim or suit, (ii) Xerox has sole control of the defense and all related settlement negotiations, (iii) JetFax has not further modified or altered the Xerox Deliverables'(other than the User Interface) following their delivery to JetFax if such claim or suit would have been avoided if such modification or alteration had not been made, and (iv) JetFax provides Xerox with the assistance, information and authority to perform the above. In the event Xerox agrees to settle the suit, both Xerox and JetFax agree not to publicize the settlement nor to permit the party claiming infringement to publicize. the settlement without first obtaining the other party's written permission.

(b) Subject to the terms hereof, JetFax will deliver to Xerox, as developed, source code of the interface layer between the User Interface software and the JetFax firmware which implements the functionality as set forth in the Specification. Xerox shall use such source code solely for purposes of conducting an intellectual property infringement search, shall not disclose such source code to any third party and shall promptly return such source code to JetFax immediately upon the conclusion of such search.

7.3      JetFax Indemnify and Related Provisions
         ---------------------------------------
(a)      JetFax Indemnity.  Subject to the terms hereof, JetFax agrees
         ----------------
to indemnify, defend and hold Xerox harmless from and against any claim or suit alleging that the Software and/or the Hardware Designs provided by JetFax pursuant to this Agreement when used for their intended purposes in conjunction with the Product, infringes the patent rights, copyrights or other proprietary rights of any third party; provided that (i) Xerox notifies JetFax in writing within fifteen (15) business days of any claim, (ii) JetFax has sole control of the defense and all related settlement negotiations and (iii) Xerox provides JetFax with the assistance, information and authority necessary to perform the above. Notwithstanding the foregoing, JetFax shall have no liability hereunder for any claim or suit based on (i) modifications or other alterations made to the Software or the Hardware Designs by a party other than by or for JetFax or the combination, operation or use of the Software or the Hardware Designs with other hardware or software not furnished or developed by or for JetFax if such infringement would have been avoided by the use of the Software and the Hardware Designs without such modification or alteration or without such other hardware or software or (ii) any infringement or alleged infringement related to or arising out of the User Interface (including, without limitation, the interface to the User Interface software as set forth in Exhibit A) or the Xerox Deliverables, or (iii) any infringement or alleged infringement of any proprietary rights of third parties to the extent and for the time period and activities such proprietary rights are licensed to Xerox. In the event that the Software or the Hardware Designs are the subject of a claim of infringement for which JetFax is liable under this Section 7.3(a), JetFax may at its option and expense (i) modify the same to be non-infringing or (ii) obtain for Xerox a license (and any royalties required to obtain such license shall be paid by JetFax) to continue using the same. The provisions of this Section 7.3 state the entire liability and obligations of JetFax and the exclusive remedy of Xerox with respect to any infringement or alleged infringement of proprietary rights by the Software or the Hardware Designs. Except as set forth herein, JetFax assumes no liability for, and expressly disclaims any liability with respect to, any infringement or alleged infringement of any proprietary rights by the Software or the Hardware Designs.

(b)       JetFax Right to Use Study.        JetFax may conduct a right to use
          -------------------------
study with respect to the JetFax Deliverables when used in conjunction with the Product. If:

          (i) prior to one (1) month after the design of the Product is fixed by Xerox and that fact is disclosed by Xerox to JetFax (and Xerox shall promptly disclose such fact to JetFax) along with Product information reasonably needed by JetFax to conduct its right to use study (and Xerox shall promptly disclose such information to Jet Fax);

          (ii) JetFax identifies unlicensed third party patent(s) which JetFax reasonably believes will be infringed by use by or for Xerox or its customers of the Jet Fax Deliverables when used in conjunction with the Product and JetFax clearly identifies in writing (including patent or application numbers and issue or filing dates respectively) to Xerox any such patent(s); then the parties agree as follows. If JetFax is unable to promptly obtain a license under such patents on reasonable terms (and any royalties or other payments required to obtain such license shall be paid by JetFax) and the parties are unable to reasonably design around such patent(s); then the parties shall meet to further work in good faith to resolve this problem. In the event such resolution cannot be achieved within one (1) month after the parties first met to further work to try to resolve the problem, such patent(s) shall be excluded from the indemnity provided by JetFax in this Section 7.3; however, in such event Xerox shall have the option to negotiate with JetFax (and JetFax will negotiate in good faith) for a lower Section 6.2 royalty and/or cancel its Product activities.

7.4 Xerox for the Xerox Deliverables and JetFax for the JetFax Deliverables, shall promptly identify to the other party any third party patents known by Xerox for its Deliverables and known by the President and/or CEO of JetFax for its Deliverables to cover such Deliverables. Each party has disclosed to the other prior to the Effective Date all such patents known prior to the Effective Date.

8.        CONFIDENTIALITY

8.1 Each party's information disclosed to the other party pursuant to this Agreement shall be governed by the terms of the "CONFIDENTIAL DISCLOSURE AGREEMENT" (the "CDA") between the parties attached as Exhibit E and which is entered into and effective as of the Effective Date of this Agreement.

8.2 The provisions of the CDA are hereby adopted by the parties and shall remain in full force and effect as a part of this Agreement as though fully set forth herein.

8.3 Without limitation to any other provision of this Agreement, the CDA referred to in Section 8.1 applies to all source code and supporting documentation including concepts and algorithms embedded in the source code. In addition, Xerox agrees not to make available any part of any program listing obtained pursuant to Section 2.5 of this Agreement to a third party within the meaning of the CDA unless that part of the program listing is subject to one or more provisions of CDA clause 3. (a)- (f), notwithstanding the fact that the period for this obligation may extend beyond the 3.5 years of the CDA.

8.4 This Agreement shall be deemed Confidential Information and shall not be disclosed to third parties other than as provided in Section 14.18 of this Agreement.

9.             PROPRIETARY RIGHTS NOTICES

The Product shall bear any and all reasonable and customary proprietary rights notices associated with or carried by any of the Deliverables. Neither party will remove, cover or deface any such proprietary rights notices.

10             TERM

This Agreement will commence on the Effective Date and will continue to be in force and effect until such time as it is otherwise terminated as herein provided.

11.            TERMINATION

11.1           Termination for Cause By Either Party.  Either party may
               -------------------------------------
terminate this Agreement:

(a) Upon sixty (60) days written notice to the other party in the event the other party breaches any of its material obligations hereunder and fails to cure same during the notice period, or if it is not reasonable to expect such a cure within that period, does not fake effective action within such period to promptly cure the material breach; or

(b) Upon sixty (60) days written notice to the other party in the event a petition in bankruptcy or similar debtor protection law is filed by or against the other party, or if the other party makes an assignment for the benefit of creditors, or a receiver is appointed, and such events are not discontinued, vacated or terminated during the notice period.

Xerox may terminate this Agreement in the event JetFax fails to meet any of the Milestone Dates set forth in the Project Schedule by more than thirty (30) calendar days and such failure is due primarily to the fault of Jet Fax.

11.2           Effect of Termination.
               ---------------------

(a) The license set forth in Section 5.1 (b) hereof is perpetual (and shall survive a termination under Section 1 1.1 of this Agreement), subject, however, to the royalty obligations of Section 6.2 hereof and all title and confidentiality provisions of this Agreement, provided, however, that the license set forth in Section 5.1 (b) is subject to termination upon sixty (60) days written notice from JetFax to Xerox in the event Xerox breaches any of its material obligations with respect to such royalty, title or confidentiality provisions as they apply to such license and fails to cure the same during such sixty (60) day notice period, or if it is not reasonable to expect such a cure within that period, does not take effective action within such period to promptly cure the material breach.

(b) Upon termination of this Agreement each party shall return to the other party all unlicensed confidential or proprietary information of the other party and shall make no other or further use of such unlicensed information. Upon termination of this Agreement pursuant to the second sentence of Section I 1.1, Xerox shall pay JetFax advance royalty payments in connection with any Milestones met by JetFax under the Project Schedule for which JetFax has not yet been paid.


12.            RIGHT TO DEVELOP INDEPENDENTLY

Nothing in this Agreement will impair either party's right to acquire, license, develop, manufacture or distribute for itself, or have others develop, manufacture or distribute for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement except as provided in Sections 5 and 8, or to market and distribute such similar technology or products.


13.            DISCLAIMER OF CONSEQUENTIAL DAMAGES AND IMPLIED WARRANTIES

In no event shall either party be liable to the other for any indirect, special, incidental or consequential damages for breach of or failure to perform under this Agreement, even if that party has been advised of the possibility of such damages. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY DELIVERABLE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TECHNICAL PERFORMANCE, OR COMMERCIAL SUCCESS AND HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY ASSUMES ANY RESPONSIBILITIES WHATEVER WITH RESPECT TO THE DEVELOPMENT, MANUFACTURE, USE, SALE, LEASE, OR OTHER DISPOSITION BY THE OTHER PARTY OR ITS VENDEES OF PRODUCTS INCORPORATING DELIVERABLES LICENSED OR PROVIDED UNDER THIS AGREEMENT.

14.            GENERAL

14.1           Force Maieure Neither party shall be liable for any failure or
               -------------
delay in its performance under this Agreement due to causes which are beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions; provided that
(a) the delayed party: (i) gives
the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance, and (b) the delayed party's time for performance or cure under this Agreement shall be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

14.2           Relationship of Parties.  Xerox and JetFax are independent
               -----------------------
contractors. Neither company nor its respective employees, consultants, contractors or agents are agents, employees or joint venturers of the other, nor do they have any authority to bind the other by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Each party will determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that each party will at all times comply with applicable law.

14.3           Use of Name.  Neither party will, without first obtaining the
               -----------
other's prior written consent, be entitled to use the name of the other party in promotional, advertising and other materials other than as provided in Section
14.18 of this Agreement.

14.4           Personnel.  The respective employees, consultants, contractors
               ---------------
and agents of each party will observe the working hours, working rules and holiday schedule of the other while working on the other's premises. Notwithstanding the foregoing, employees of a party shall be and remain employees of that party and shall not be deemed or claim to be employees of the other party even when working on such other party's premises.

14.5           Employment Taxes and Benefits.  Each party shall be responsible
               -----------------------------
for any and all employment taxes and benefits payable to its employees, representatives, contractors, subcontractors and other engaged by it to perform Services hereunder and in no event shall either party look to the other for such payments.

14.6           Other Tax Implications.  The purpose of development of the
               ----------------------
Deliverables under this Agreement is to demonstrate that the Product developed hereunder will conform to the Specifications. The Deliverables have no intrinsic value as an item. As such, no value added, sales, or use taxes have been assessed or are anticipated to be required as a result of the Services performed under this Agreement.

14.7           Export Controls.        Both parties shall comply with all
               ---------------
applicable United States laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any product or Deliverables utilizing any such data.

14.8           Assignment.  Except as expressly provided herein, neither party
               ----------
may assign or delegate this Agreement, or any of its respective rights or obligations hereunder without the prior written consent of the other party hereto; PROVIDED, however, that JetFax may, without Xerox' consent, assign or delegate this Agreement and JetFax's rights and obligations hereunder to any successor in interest to JetFax in connection with any sale or transfer of all or substantially all of its assets or upon any merger, consolidation, or dissolution. Either party may, from time to time and upon prior written notice to the other party, subcontract with one of its subsidiaries for the performance of certain obligations under this Agreement, provided that the party so subcontracting shall remain fully liable for performance of its obligations hereunder. Any attempted assignment in violation of the provisions of this Section 14.8 shall be void and without force or effect. In the event of a permitted assignment hereunder, this Agreement or the applicable provisions shall be binding upon the successors, executors, and assigns of the parties hereto.

14.9      Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York, U.S.A. without giving effect to the principles of conflicts of law thereunder.

14.10     Severability.  If for any reason a court of competent jurisdiction
          ------------
finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall he enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

14.11     Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing, reference this Agreement and be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipts All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this Section 14.1 1.

JetFax:                                      Xerox:
Mr. Rudy Prince                              Fred Kiremidjian
President, Jet Fax, Inc.                     V. P., Engineering
1376 Willow Road                             3400 Hillview Avenue
Menlo Park, California 94025                 Building 3
                                             Palo Alto, Calif. 94304
With a copy to:
Clifford S. Robbins, Esq.
General Counsel Associates
1891 Landings Drive
Mountain View, California 94043

With a copy to:
Louis S. Faber, Esq.
Xerox Corp. OGC
Xerox Square 21 D
Rochester, N. Y. 14644

14.12 No Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

14.13     No Rights in Third Parties.  This Agreement is made for the benefit of
                    ----------------
Xerox and JetFax and not for the benefit of any third parties.

14.14     Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but collectively shall constitute but one and the same instrument.

14.15     Headings and References.  The headings and captions used in this
                   --------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.16     Construction.  This Agreement has been negotiated by the parties and
          ------------
their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

14.17     Trademark Usage.  Neither party shall make any use of any trademark,
          ---------------
service mark or trade name of the other in connection with its advertising, promotional material or packaging for the Product without first obtaining the other party's written consent.

14.18     Non-Publicity.  Neither party shall directly or indirectly, without f
          -------------
he prior written consent of the other party, such consent not to be unreasonably withheld, make any news release or public announcement or other public disclosure regarding this Agreement or the existence thereof. Notwithstanding the foregoing, JetFax shall be free to make disclosures to its shareholders, directors, officers, employees, attorneys, accountants and other professional representatives of JetFax and to Ailicec and as necessary or appropriate for compliance with federal or state securities laws and regulations. It is JetFax's intent to make confidential factual disclosures, in accordance with the terms and conditions of this Section 14.18, to a limited number of potential lenders, investors and underwriters. Neither party shall disclose information with respect to the other's confidential business plans.

14.19     Complete Agreement.  This Agreement, including all Exhibits
          ------------------
constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.
No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both parties. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgement placed hereunder, the terms and conditions of this Agreement shall govern and control.

14.20     Survival.  The provisions of Sections 5.1 (b) (first sentence only),
          --------
5.1 (c), 5.2, 8, 11.2, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

JETFAX, INC.                    XEROX CORPORATION

BY:/s/ Edward R. Prince III     BY:/s/ Fred Kiremidjian

NAME: Rudy Prince               NAME: Fred Kiremidjian
TITLE: President                TITLE:    Vice President,
                                Engineering

A         Jet Fax Deliverables

B         Xerox Deliverables

C         [INTENTIONALLY OMITTED]

D         Project Schedule

E         Confidential Disclosure Agreement

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

EXHIBIT A

DEVELOPMENT AGREEMENT BETWEEN XEROX CORPORATION AND JETFAX INC.


JETFAX DELIVERABLES

[*]

OTHER

                                      [*]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]
EXHIBIT B

DEVELOPMENT AGREEMENT BETWEEN XEROX CORPORATION AND JETFAX INC.


XEROX DELIVERABLES
[*]

OTHER

Specification
-------------
[*]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

EXHIBIT D

DEVELOPMENT AGREEMENT BETWEEN XEROX CORP.  AND JETFAX INC.
PROJECT SCHEDULE

C1 MILESTONE - [*]

Xerox Deliverables [*]

JetFax Deliverables [*]

PAYMENT DATE: [*]

C2 MILESTONE - [*]

 .   Xerox Deliverables: [*]

 .   JetFax Deliverables:  [*]


C3 MILESTONE - [*]

Xerox Deliverables:
 .       [*]

                     CONFIDENTIAL TREATMENT REQUESTED = [*]

Jet Fax Deliverables: [*]

C4 MILESTONE - [*]

Xerox Deliverables: [*]

JetFax Deliverables: [*]

[*]

EXHIBIT E

DEVELOPMENT AGREEMENT BETWEEN XEROX CORP.  AND JETFAX INC.
CONFIDENTIAL DISCLOSURE AGREEMENT

Dated: November 23, 1994

Xerox Corporation (Xerox) of Stamford, Connecticut and JetFax Inc. (JetFax) of Menlo Park, California, the parties to this Agreement, hereby agree as follows:

1 .      To further the business relationship between the parties, and to enable
JetFax to perform its development obligations pursuant to that certain Development Agreement of even date herewith (the "Development Agreement"), it is necessary and desirable that each party disclose to the other Confidential Information relating to the project described in the Development Agreement. Included within the definition of Confidential Information shall be all source code provided by either party to the other.

2. The receiving party shall not communicate the disclosing party's confidential information (all information relating to this project and disclosed to the receiving party for which the obligations of this Paragraph 2 have not been terminated by operation of Paragraph 3 hereof to any third party and shall neither use the disclosing party's Confidential Information nor circulate it within its own organization except to the extent necessary for the development work set forth in the Development Agreement or for any purpose the disclosing party may hereafter authorize in writing or authorizes pursuant to the terms of
the Development Agreement.          Disclosures to the receiving party's
subsidiaries and affiliates and consultants and suppliers and software developers so long as these entities are similarly bound shall not be considered disclosure to a third party within the meaning of the previous sentence.

3. The obligations of Paragraph 2 hereof shall terminate with respect to any particular portion of the disclosing party's Confidential Information that:

(a) was in the public domain at the time of disclosing party's communication thereof to receiving party,

(b) entered the public domain through no fault of receiving party subsequent to the time of disclosing party's communication thereof to receiving party,

(c) was in receiving party's possession free of. any obligation of confidence at that time of disclosing party's communication thereof to receiving party,

(d) was rightfully communicated to receiving party free of any obligation of confidence subsequent to the time of disclosing party's communication thereof to receiving party,

(e) was developed by employees or agents of receiving party independently of and without reference to any disclosing party Confidential Information,

(f) when it is communicated by disclosing party to a third party free of any obligation of confidence, or

(g) in any event, 3.5 years after the Effective Date as defined in the Development Agreement.

When and to the extent the obligations of Paragraph 2 shall not apply to a particular portion of Information because of the operation of Paragraph 3 hereof, such Information is no longer Confidential Information hereunder.

4. All materials, including, without limitation, documents, specifications, drawings, software, models, apparatus, sketches, designs, and lists furnished to receiving party by disclosing party and which are designated in writing to be the property of the disclosing party shall remain the property of disclosing party and shall be returned to disclosing party promptly at its request with all copies made thereof except as disclosing party may otherwise agree in writing or has otherwise agreed pursuant to the terms of the Development Agreement to which this CDA is an exhibit.

5. This Agreement shall govern all communications between the parties, relating to the subject matter of this Agreement that are made from the 20th day of October, 1994.

6. Communications from disclosing party to personnel and authorized representatives of receiving party shall not be in violation of the proprietary rights of any third party.

7. This Agreement shall be construed in accordance with the laws of the State of New York.

XEROX CORPORATION                 JETFAX, INC.

By:/s/ Fred Kiremidjian           By:/s/ Edward R. Prince III
Fred Kiremidjian                  Rudy Prince
Vice President, Engineering       President

CONFIDENTIAL DISCLOSURE AGREEMENT

Xerox Corporation (Xerox) of Stamford, Connecticut and JetFax Inc. (JetFax) of Menlo Park, California, the parties to this Agreement, hereby agree as follows:

1 .      To further the business relationship between the parties, and to enable
JetFax to perform its development obligations pursuant to that certain Development Agreement of even date herewith (the "Development Agreement"), it is necessary and desirable that each party disclose to the other Confidential Information relating to this product. Included within the definition of Confidential Information shall be all source code provided to JetFax by Xerox.

2. The receiving party shall not communicate the disclosing party's confidential information (all information relating to this project and disclosed to the receiving party for which the obligations of this Paragraph 2 have not been terminated by operation of Paragraph 3 hereof to any third party and shall neither use the disclosing party's Confidential Information nor circulate it within its own organization except to the extent necessary for the development work set forth in the Development Agreement or for any purpose the disclosing party may hereafter authorize in writing or authorizes pursuant to the terms of the Development Agreement to which this Confidential Disclosure Agreement is an Exhibit. Disclosures to the receiving party's subsidiaries and affiliates and consultants and suppliers and software developers so long as these entities are similarly bound shall not be considered disclosure to a third party within the meaning of the previous sentence.

3. The obligations of Paragraph 2 hereof shall terminate with respect to any particular portion of the disclosing party's Confidential Information that:

(a) was in the public domain at the time of disclosing party's communication thereof to receiving party,

(b) entered the public domain through no fault of receiving party subsequent to the time of disclosing party's communication thereof to receiving party,

(c) was in receiving party's possession free of any obligation of confidence at that time of disclosing party's communication thereof to receiving party,

(d) was rightfully communicated to receiving party free of any obligation of confidence subsequent to the time of disclosing party's communication thereof to receiving party,

(e) was developed by employees or agents of receiving party independently of and without reference to any disclosing party Confidential Information,

(f) when it is communicated by disclosing party to a third party free of any obligation of confidence, or

(g) in any event, 3.5 years after the Effective Date as defined in the Development Agreement.

When and to the extent the obligations of Paragraph 2 shall not apply to a particular portion of Information because of the operation of Paragraph 3 hereof, such Information is no longer Confidential Information hereunder.

4. All materials, including, without limitation, documents, specifications, drawings, software, models, apparatus, sketches, designs, and lists furnished to receiving party by disclosing party and which are designated in writing to be the property of the disclosing party shall remain the property of disclosing party and shall be returned to disclosing party promptly at its request with all copies made thereof except as disclosing party may otherwise agree in writing or has otherwise agreed pursuant to the terms of the Development Agreement to which this CDA is an exhibit.

5. This Agreement shall govern all communications between the parties, relating to the subject matter of this Agreement that are made from the 20th day of October, 1994.

6. Communications from disclosing party to personnel and authorized representatives of receiving party shall not be in violation of the proprietary rights of any third party.

7. This Agreement shall be construed in accordance with the laws of the State of New York.

XEROX CORPORATION             JETFAX, INC.

By:/s/ Fred Kiremidjian       By:/s/ Edward R. Prince III
Fred Kiremidjian              Rudy Prince
Vice President, Engineering   President